Exhibit (d)(12)(xiv)

EQ ADVISORS TRUST

REVISED

AMENDMENT NO. 5 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 5 to the Second Amended and Restated Investment Advisory Agreement effective as of April 1, 2009 (“Amendment No. 5”) between AXA Equitable Life Insurance Company, a New York corporation (“AXA Equitable” or “Manager”) and AllianceBernstein L.P. (“Alliance” or “Adviser”).

AXA Equitable and Alliance agree to modify the Second Amended and Restated Investment Advisory Agreement dated as of August 1, 2006, as amended (“Agreement”) as follows:

1. New Portfolios. AXA Equitable hereby appoints Alliance to serve as the Adviser to an Allocated Portion of the following new Portfolios:

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2. Name Change. The name of the EQ/AllianceBernstein Common Stock Portfolio is changed to EQ/Common Stock Index Portfolio.

3. Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the following Portfolios or Allocated Portions of a Portfolio, as applicable: EQ/Common Stock Index Portfolio, EQ/AllianceBernstein International Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio, EQ/Large Cap Value PLUS Portfolio and EQ/Equity 500 Index Portfolio (each, a “Portfolio” and collectively, the “Portfolios”).

4. Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each existing Portfolio as specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect for a 12 month period beyond July 31, 2008 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios specified in Amendment No. 5, the Agreement will continue in effect for a period of two years beginning April 1, 2009 and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

5. Appendix A. Appendix A to the Agreement setting forth the Portfolios or Allocated Portion of the Portfolios of the Trust for which the Adviser is appointed as the investment adviser is hereby replaced in its entirety by Appendix A attached hereto.

6. Appendix B. Appendix B to the Agreement setting forth the fee payable to the Adviser with respect to the Portfolios or Allocated Portion of the Portfolios is hereby replaced in its entirety by Appendix B attached hereto.

7. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first set forth above.

AXA EQUITABLE LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ Steven M. Joenk	By:	/s/ Louis T. Mangan
	Steven M. Joenk		Name: Louis T. Mangan
	Senior Vice President		Title: Assistant Secretary

APPENDIX A

REVISED

AMENDMENT NO. 5 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

EQ/Common Stock Index Portfolio

EQ/AllianceBernstein International Portfolio

EQ/ Large Cap Growth Index Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Equity 500 Index Portfolio

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

APPENDIX B

REVISED

AMENDMENT NO. 5 TO THE

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

FEE SCHEDULE

Related Portfolios	Annual Advisory Fee Rate***

Special Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “Special Equity Portfolios”):

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

Multimanager Mid Cap Growth Portfolio*,**

Multimanager International Equity Portfolio*,**

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion; 0.55% of the Special Equities Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.50% of the Special Equities Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion; 0.45% of the Special Equities Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and 0.40% of the Special Equities Portfolios’ average daily net assets over $2.5 billion

General Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “General Equity Portfolios”)

EQ/Large Cap Value PLUS Portfolio*

Multimanager Large Cap Core Equity Portfolio*,**

0.49% of the General Equity Portfolios’ average daily net assets up to and including $100 million; 0.30% of the General Equity Portfolios’ average daily net assets over $100 million up to and including $200 million; 0.25% of the General Equity Portfolios’ average daily net assets over $200 million

Portfolios	Annual Advisory Fee Rate

EQ/Equity 500 Index Portfolio	0.05% of the EQ/Equity 500 Index Portfolio’s average daily net assets up to and including $1 billion; and 0.03% of the EQ/Equity 500 Index Portfolio’s average daily net assets over $1 billion

EQ/Common Stock Index Portfolio	0.05%

EQ/Large Cap Growth Index Portfolio	0.05%

EQ/Large Cap Value PLUS Portfolio*	0.05% of the AllianceBernstein Allocated Portion of the Portfolio.

EQ/Quality Bond PLUS Portfolio*	0.29% of the AllianceBernstein Allocated Portion’s average daily net assets up to and including $100 million; and 0.20% of the AllianceBernstein Allocated Portion’s average daily net assets in excess of 100 million.

Portfolios	Annual Advisory Fee Rate

AXA Tactical Manager 500 Portfolio-I*

AXA Tactical Manager 500 Portfolio-II*

AXA Tactical Manager 500 Portfolio-III*

AXA Tactical Manager 2000 Portfolio-I*

AXA Tactical Manager 2000 Portfolio-II*

AXA Tactical Manager 2000 Portfolio-III*

AXA Tactical Manager 400 Portfolio-I*

AXA Tactical Manager 400 Portfolio-II*

AXA Tactical Manager 400 Portfolio-III*

AXA Tactical Manager International Portfolio-I*

AXA Tactical Manager International Portfolio-II*

AXA Tactical Manager International Portfolio-III*

0.02% of the AllianceBernstein Allocated Portion of each Portfolio.

*	This Portfolio has been designated a “multi-adviser portfolio” and AllianceBernstein L.P. receives a fee based on a discrete portion of the Portfolio’s assets that have been allocated to it by the Manager, which is referred to as the “AllianceBernstein Allocated Portion.”
**	This Portfolio includes an Allocated Portion of another registered investment company (or series or portions thereof) that is managed by the Manager and advised by the Adviser and is classified as “Special Equity Portfolios” or “General Equity Portfolios.”
***	The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio’s or Allocated Portion’s net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day.